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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-99947 and 333-103899) pertaining to the 2000 Equity Participation Plan of Gen-Probe Incorporated and the 2002 New-Hire Stock Option Plan of Gen-Probe Incorporated of our report dated January 31, 2003, with respect to the consolidated financial statements and schedule of Gen-Probe Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                            ERNST & YOUNG LLP



San Diego, California
March 20, 2003